EXHIBIT 6(s)

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement") is made as of November 12, 2015, by LAKE MEAD PARENT, LLC, a Delaware limited liability company ("Lake Mead Parent"), GK INVESTMENT HOLDINGS, LLC, a Delaware limited liability company ("GKIH") (with Lake Mead Parent and GKIH being referred to herein, individually as a "Grantor" and collectively, as "Grantors"), and GK SECURED INCOME IV, LLC, a Delaware limited liability company (the "Lender"). Capitalized terms used but not defined herein have the meanings assigned in the Note referenced below.

RECITALS

A. The term "Company", as used herein, shall mean each of the entities described on Schedule I hereto.

B. Pursuant to that certain Secured Promissory Note of even date herewith (as the same may be amended, modified, increased, renewed or restated from time to time, the "Note"), among Lender, Lake Mead Parent and Lake Mead Development, LLC, a Delaware limited liability company ("Lake Mead Development,") (with Lake Mead Parent and Lake Mead Development also being referred to herein as "Borrowers"), Lender has agreed to make loans to Borrowers from time to time up to $10,500,000 in the aggregate (the "Loan"). The terms and provisions of the Note are hereby incorporated by reference into this Agreement. This Agreement, the Note and all of the other documents evidencing, securing and/or governing or executed in connection with the Note, as the same may be amended, modified, increased, renewed or restated from time to time, are herein referred to collectively as the "Loan Documents."

C. The Grantors are engaged in interrelated businesses, and each Grantor will derive substantial direct and indirect benefit from the Loan.

D. As a condition to making the Loan, Lender has required each Grantor to execute and deliver this Agreement as security for the indebtedness, obligations and liabilities of Borrowers and any other Grantor (collectively, the "Obligations") under the Note, this Agreement, the other Loan Documents and that certain Agreement, dated on or about the date hereof, by and between Borrowers and Lender relating to certain amounts payable by Lender to its equity holders (as the same may be amended, restated or supplemented from time to time, the "Lender Distribution Agreement").

AGREEMENT

NOW, THEREFORE, as security for the Obligations, and to induce Lender to enter into the Note and Lender to make the Loan, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors and Lender hereby incorporate by this reference the foregoing Recitals and hereby covenant and agree as follows:

1. Grant of Security Interest. Grantors hereby grant to Lender, a security interest in the following property of Grantors (collectively, the "Collateral"), whether now existing or hereafter created or arising:

(a) all rights to receive dividends, distributions and similar payments (including, but not limited to, distributions in kind and liquidating dividends and distributions) in respect of the equity interests set forth on Schedule I hereto (the "Ownership Interests"); and

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(b) all proceeds (both cash and non-cash) of the foregoing, whether now or hereafter arising with respect to the foregoing.

2. Registration of Grant in Books of Company; Application of Proceeds. Grantors hereby authorize and direct each Company to register Grantors' grant to Lender of a security interest in the Collateral on the books of each Company and, during the existence of an Event of Default (as hereinafter defined), subject to the subordination and other terms set forth in Section 15 hereof, to make direct payment to Lender of any amounts due or to become due to Grantors with respect to the Collateral. Any moneys received by Lender shall be applied to the Obligations in such order and manner of application as Lender may from time to time determine in its sole discretion.

3. Rights of Grantors in the Collateral. Unless an Event of Default exists, Grantors shall be entitled to receive all dividends and other distributions that may be paid on any Ownership Interests and that are not otherwise prohibited by the Loan Documents. Any cash dividend or distribution payable in respect of the Ownership Interests that is made in violation of this Agreement or the other Loan Documents shall be received by Grantors in trust for Lender, shall be paid immediately to Lender and shall be retained by Lender as part of the Collateral. Nothing contained in this paragraph shall be deemed to permit the payment of any sum or the making of any distribution which is prohibited by any of the Loan Documents.

4. Representations and Warranties of Grantors. Grantors hereby represent and warrant to Lender as follows on the date hereof:

(a) Schedule I and Schedule II are true, correct and complete in all respects;

(b) The Ownership Interests constitute the percentage of issued and outstanding Ownership Interests of each Company set forth on Schedule I;

(c) Grantors have good and marketable title to the Collateral;

(d) Grantors are the sole owners of all of the Collateral, free and clear of all security interests;

(e) Grantors have not heretofore transferred, pledged, assigned or otherwise encumbered any of its rights in or to the Collateral;

(f) Grantors are not prohibited under any agreement with any other person or entity, or under any judgment or decree, from the execution and delivery of this Agreement or the performance or discharge of the obligations, duties, covenants, agreements, and liabilities contained in this Agreement;

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(g) No action has been brought that might prohibit or interfere with the execution and delivery of this Agreement or the performance or discharge of the obligations, duties, covenants, agreements, and liabilities contained in this Agreement;

(h) Grantors have full power and authority to execute and deliver this Agreement, and the execution and delivery of this Agreement do not conflict with any agreement to which a Grantor is a party or any law, order, ordinance, rule, or regulation to which a Grantor is subject or by which it is bound and do not constitute a default under any agreement or instrument binding upon a Grantor; and

(i) This Agreement has been properly executed and delivered and constitutes the valid and legally binding obligation of Grantors and is fully enforceable against Grantors in accordance with its terms.

5. Covenants of Grantors. Grantors hereby covenant and agree as follows until such time as all Obligations have been indefeasibly satisfied and paid in full in cash:

(a) To do or cause to be done all things necessary to preserve and to keep in full force and effect its interests in the Collateral, and to defend, at its sole expense, the title to the Collateral and any part of the Collateral;

(b) To cooperate fully with Lender's efforts to preserve the Collateral and to take such actions to preserve the Collateral as Lender may in good faith direct;

(c) To cause each Company to maintain proper books and records that reflect the lien of Lender in respect of the Collateral;

(d) To execute and deliver to Lender such financing statements as Lender may request with respect to the Collateral, and to take such other steps as Lender may from time to time reasonably request to perfect Lender's security interest in the Collateral under applicable law;

(e) Not to sell, assign, transfer or otherwise dispose of any part of the Collateral;

(f) During the existence of an Event of Default, not to vote, consent, waive or ratify any action taken that would violate any of the terms and provisions of this Agreement, or any of the Loan Documents or that would materially impair the position or interest of Lender in the Collateral;

(g) Not to sell or otherwise dispose of, or create, incur, assume or suffer to exist any lien upon any of the Collateral other than liens in favor of Lender; and

(h) That upon Grantors or any affiliated entity obtaining ownership of any other Collateral that is to be pledged, or in which a security interest is to be granted, to Lender, Grantors shall, or shall cause such affiliated entity to, within three (3) days deliver to Lender a Security Interest Amendment, duly executed by Grantors or such affiliated entity, in substantially the form of Schedule III hereto (a "Security Interest Amendment") in respect of any such additional Collateral pursuant to which such party shall grant to Lender a pledge of, or grant a security interest in, such Collateral. Prior to the delivery thereof to Lender, all such additional Collateral shall be held by Grantors or such party separate and apart from its other property and in express trust for Lender.

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6. Rights of Lender. Grantors agree that Lender may at any time take such steps as Lender deems reasonably necessary to protect Lender's interest in and to preserve the Collateral.

7. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (an "Event of Default") under this Agreement:

(a) the failure of a Grantor to perform, observe, or comply with any of the provisions of this Agreement, where such failure shall remain uncured for a period of three (3) days after notice from Lender;

(b) any representation, warranty or information made or given in this Agreement by Grantors shall prove to have been false or misleading when made or given in any material respect; or

(c) the occurrence of any Event of Default under and as defined in the Note.

8. Rights of Lender Following Event of Default. During the existence of an Event of Default under this Agreement, Lender may, at its option, without notice to Grantors or any other party (except as expressly required below), do any one or more of the following:

(a) Declare the unpaid balance of the Obligations to be immediately due and payable;

(b) Proceed to perform or discharge any and all of Grantors' obligations, duties, responsibilities, or liabilities and exercise any and all of their rights in connection with the Collateral for such period of time as Lender may deem appropriate, with or without the bringing of any legal action in or the appointment of any receiver by any court;

(c) Do all other acts which Lender may deem necessary or proper to protect Lender's security interest in the Collateral and carry out the terms of this Agreement;

(d) Sell the Collateral in any manner permitted by the UCC; and upon any such sale of the Collateral, Lender may (i) bid for and purchase the Collateral and apply the expenses of such sale (including, without limitation, attorneys' fees) as a credit against the purchase price, or (ii) apply the proceeds of any sale or sales to other persons or entities, in whatever order Lender in its sole discretion may decide, to the expenses of such sale (including, without limitation, attorneys' fees), to the Obligations, and the remainder, if any, shall be paid to Grantors or to such other person or entity legally entitled to payment of such remainder; and

(e) Proceed by suit or suits in law or in equity or by any other appropriate proceeding or remedy to enforce the performance of any term, covenant, condition, or agreement contained in this Agreement, and institution of such a suit or suits shall not abrogate the rights of Lender to pursue any other remedies granted in this Agreement or to pursue any other remedy available to Lender either at law or in equity.

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Lender shall have all of the rights and remedies of a secured party under the UCC and other applicable laws. All costs and expenses, including reasonable attorneys' fees and expenses, incurred or paid by Lender in exercising or protecting any interest, right, power or remedy conferred by this Agreement, shall bear interest at a per annum rate of interest equal to the then highest rate of interest charged on any of the Obligations from the date of payment until repaid in full and shall, along with the interest thereon, constitute and become a part of the Obligations secured by this Agreement.

Grantors hereby constitute Lender as the attorney-in-fact of Grantors during the existence of an Event of Default to take such actions and execute such documents as Lender may deem appropriate in the exercise of the rights and powers granted to Lender in this Agreement, including, but not limited to, filling-in blanks in any transfer power to cause a transfer of the Collateral pursuant to a sale of the Collateral. The power of attorney granted hereby shall be irrevocable and coupled with an interest and shall terminate only upon the payment in full of the Obligations. Grantors shall indemnify and hold Lender harmless for all losses, costs, damages, fees, and expenses suffered or incurred in connection with the exercise of this power of attorney and shall release Lender from any and all liability arising in connection with the exercise of this power of attorney.

9. Performance by Lender. If Grantors shall fail to perform, observe or comply with any of the conditions, terms, or covenants contained in this Agreement or any of the other Loan Documents, Lender without notice to or demand upon Grantors and without waiving or releasing any of the Obligations or any Event of Default, may (but shall be under no obligation to) at any time thereafter perform such conditions, terms or covenants for the account and at the expense of Grantors, and may enter upon the premises of Grantors for that purpose and take all such action on the premises as Lender may consider necessary or appropriate for such purpose. All sums paid or advanced by Lender in connection with the foregoing and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection with the foregoing, together with interest thereon at a per annum rate of interest equal to the then highest rate of interest charged on the principal of any of the Obligations, from the date of payment until repaid in full, shall be paid by Grantors to Lender on demand and shall constitute and become a part of the Obligations secured by this Agreement.

10. Indemnification. Lender shall not in any way be responsible for the performance or discharge of, and Lender does not hereby undertake to perform or discharge, any obligation, duty, responsibility, or liability of Grantors in connection with the Collateral or otherwise. Grantors hereby agree to indemnify Lender and hold Lender harmless from and against all losses, liabilities, damages, claims, or demands suffered or incurred by reason of this Agreement or by reason of any alleged responsibilities or undertakings on the part of Lender to perform or discharge any obligations, duties, responsibilities, or liabilities of Grantors in connection with the Collateral or otherwise; provided, however, that the Grantors shall not have any indemnification obligation hereunder with respect to matters determined by a court of competent jurisdiction by final and nonappealable judgment to have been caused by or resulting from the willful misconduct or gross negligence of Lender. Lender shall have no duty to collect any amounts due or to become due in connection with the Collateral or enforce or preserve Grantors' rights under this Agreement.

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11. Termination. Upon payment in full of the Obligations (other than contingent indemnification obligations for which no claim yet has been asserted in writing), this Agreement shall terminate and Lender shall promptly execute appropriate documents to evidence such termination.

12. Grantors' Liability Absolute. The liability of Grantors under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Grantors or any other person, nor against other security or liens available to Lender, or its successors, assigns, or agents.

13. Preservation of Collateral. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral and in preserving rights under this Agreement if Lender takes action for those purposes as Grantors may reasonably request in writing; provided, however, that failure to comply with any such request shall not, in and of itself, be deemed a failure to exercise reasonable care, and no failure by Lender to preserve or protect any rights with respect to the Collateral or to do any act with respect to the preservation of the Collateral not so requested by Grantors shall be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral.

14. Private Sale. Grantors recognize that Lender may be unable to effect a public sale of the Collateral by reason of certain provisions contained in the federal Securities Act of 1933, as amended, and applicable state securities laws and, under the circumstances then existing, may reasonably resort to a private sale to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account for investment and not with a view to the distribution or resale of the Collateral. Grantors agree that a private sale so made may be at a price and on other terms less favorable to the seller than if the Collateral were sold at public sale and that Lender has no obligation to delay sale of the Collateral for the period of time necessary to permit Grantors, even if Grantors would agree to register or qualify the Collateral for public sale under the Securities Act of 1933, as amended, and applicable state securities laws. Grantors agree that a private sale made under the foregoing circumstances and otherwise in a commercially reasonable manner shall be deemed to have been made in a commercially reasonable manner under the UCC.

15. General.

(a) Final Agreement and Amendments. This Agreement, together with the other Loan Documents, constitutes the final and entire agreement and understanding of the parties and any term, condition, covenant or agreement not contained herein or therein is not a part of the agreement and understanding of the parties. Neither this Agreement, nor any term, condition, covenant or agreement hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

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(b) Waiver. No party hereto shall be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing (and, without limiting the generality of the foregoing, no delay or omission by any party hereto in exercising any such right shall be deemed a waiver of its future exercise).

(c) Headings. The headings of the Sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

(d) Construction. As used herein, all references made (i) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (iii) to any Section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Section, subsection, paragraph or subparagraph of this Agreement. The Recitals are incorporated herein as a substantive part of this Agreement and the parties hereto acknowledge that such Recitals are true and correct.

(e) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, beneficiaries, personal representatives, successors and assigns hereunder. In the event of any assignment or transfer by Lender of any of the Grantors' obligations under the Loan Documents or the collateral therefor, Lender thereafter shall be fully discharged from any responsibility with respect to such collateral so assigned or transferred, but Lender shall retain all rights and powers given by this Agreement with respect to any of the Grantors' obligations under the Loan Documents or collateral not so assigned or transferred. Grantors shall have no right to assign or delegate their rights or obligations hereunder.

(f) Severability. If any term, provision, covenant or condition of this Agreement or the application of such term, provision, covenant or condition to any party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, the remainder of this Agreement and the application of such term, provision, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, provision, covenant or condition shall be valid and enforced to the fullest extent permitted by law.

(g) Notices. All notices required or permitted hereunder shall be given and shall become effective as provided in the Note.

(h) Remedies Cumulative. Each right, power and remedy of Lender as provided for in this Agreement, or in any of the other Loan Documents or now or hereafter existing by law, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement, or in any of the other Loan Documents or now or hereafter existing by law, and the exercise or beginning of the exercise by Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Lender of any other rights, powers or remedies.

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(i) Time of the Essence; Survival; Joint and Several Liability. Time is of the essence of this Agreement and each and every term, covenant and condition contained herein. All covenants, agreements, representations and warranties made in this Agreement or in any of the other Loan Documents shall continue in full force and effect so long as any of the obligations of any party under the Loan Documents (other than Lender) remain outstanding.

(j) Further Assurances. Grantors hereby agree that at any time and from time to time, at the expense of Grantors, Grantors will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Lender or any of its agents to exercise and enforce its rights and remedies under this Agreement with respect to any portion of such collateral.

(k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original, but all of which shall constitute one in the same instrument. As used in this Agreement, the term "this Agreement" shall include all attachments, exhibits, schedules, riders and addenda.

(l) Costs. Grantors shall be responsible for the payment of any and all reasonable fees, costs and expenses which Lender may incur by reason of this Agreement, including but not limited to the following: (i) any taxes of any kind related to any property or interests assigned or pledged hereunder; (ii) expenses incurred in filing public notices relating to any property or interests assigned or pledged hereunder; and (iii) any and all costs, expenses and fees (including, without limitation, reasonable attorneys' fees and expenses and court costs and fees), whether or not litigation is commenced, incurred by Lender in protecting, insuring, maintaining, preserving, attaching, perfecting, enforcing, collecting or foreclosing upon any lien, security interest, right or privilege granted to Lender or any obligation of Grantors under this Agreement, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or related to this Agreement or any property or interests assigned or pledged hereunder.

(m) No Defenses. Grantors' obligations under this Agreement shall not be subject to any set-off, counterclaim or defense to payment that a Grantor now has or may have in the future.

(n) Governing Law. This Agreement shall for all purposes be governed by, and construed in accordance with the laws of the State of Illinois (without reference to conflict of laws), and each Grantor and each Company consents to the exclusive jurisdiction of the state and federal courts located in the State of Illinois, and waives any argument that such forum is not convenient.

(o) Waiver of Jury Trial. EACH OF THE GRANTORS AND LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

[Signatures on Following Page]

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IN WITNESS WHEREOF, intending to be legally bound, and intending that this instrument constitute an instrument executed under seal, each of the parties has caused this Agreement to be executed under seal the day and year first above mentioned.

GRANTORS: LAKE MEAD PARENT, LLC By: GK Development, Inc., its Manager

By:	/s/ Garo Kholamian
Garo Kholamian
President

GK INVESTMENT HOLDINGS, LLC By: GK Development, Inc., its Manager

By:	/s/ Garo Kholamian
Garo Kholamian
President

LENDER: GK SECURED INCOME IV, LLC By: GK Development, Inc., its Manager

By:	/s/ Garo Kholamian
Garo Kholamian
President

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ACKNOWLEDGMENT

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Security Agreement (the "Security Agreement"), consents to and approves the terms thereof, agrees promptly to note on its books the security interests granted under such Security Agreement, and waives any rights or requirement at any time hereafter to receive a copy of such Security Agreement in connection with the registration of any collateral in the name of the Lender or its nominee. Each of the undersigned hereby represents, warrants and covenants unto the Lender that it will comply with the terms of such Security Agreement and will not permit any action or inaction on the part of a Grantor that would result in a breach of any term of such Security Agreement.

COMPANIES:

Lake Mead Parent, LLC By: GK Development, Inc., its Manager

By:	/s/ Garo Kholamian
Garo Kholamian
President

Lake Mead Partners, LLC By: GK Development, Inc., its Manager

By:	/s/ Garo Kholamian
Garo Kholamian
President

Lake Mead Development, LLC By: GK Development, Inc., its Manager

By:	/s/ Garo Kholamian
Garo Kholamian
President

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